Exhibit 99

The Ryland Group, Inc.
News Release	www.ryland.com

FOR IMMEDIATE RELEASE

CONTACT:

Cathey Lowe, Senior Vice President, Finance

Investor Relations

(818) 223-7530

Marya Jones, Director, Communications
Media Relations	(818) 223-7591

RYLAND REPORTS 44 PERCENT INCREASE IN THIRD-QUARTER EPS,

ANNOUNCES 100 PERCENT INCREASE IN DIVIDEND,

PROVIDES INCREASED EARNINGS GUIDANCE FOR 2005 AND

INITIAL GUIDANCE FOR 2006

CALABASAS, Calif. (October 18, 2005) — The Ryland Group, Inc. (NYSE: RYL), today announced record results for its third quarter ended September 30, 2005, including the highest third-quarter consolidated net earnings, revenues, new orders, closings, backlog and earnings per share in its history.  Highlights included:

•                  Diluted earnings of $2.39 per share (which includes a $0.10 charge for debt retirement) for the quarter ended September 30, 2005, representing an increase of 44.0 percent over the same period in the prior year;

•                  Consolidated revenues of $1.3 billion for the quarter ended September 30, 2005, reflecting an increase of 21.3 percent, compared to $1.0 billion for the quarter ended September 30, 2004;

•                  New orders of 4,361 for the quarter ended September 30, 2005, signifying a 10.9 percent increase over the same period in 2004 and representing the highest third-quarter new orders in the Company’s history;

•                  Closings of 4,332 at September 30, 2005, reflecting an increase of 11.7 percent over the same period in the prior year and representing the highest third-quarter closings in the Company’s history;

•                  Backlog units of 10,563, up 16.6 percent at September 30, 2005, compared to September 30, 2004, with dollar backlog totaling $3.2 billion, up 29.5 percent from September 30, 2004, and representing the highest quarter-end backlog in the Company’s history;

•                  Announcement of a 100 percent increase in the Company’s common stock dividend;

•                  Repurchase of approximately 665,000 shares of Ryland common stock during the third quarter of 2005 and an increase in projected repurchase activity for the remainder of the year; and

•                  Increased earnings guidance for 2005, with diluted earnings per share expected to exceed $8.75, and initial guidance for 2006 indicating that the Company is comfortable with a street consensus of $10.02 per diluted share.

-more-

RYLAND THIRD-QUARTER RESULTS

RECORD RESULTS HIGHLIGHT THIRD QUARTER

The Company’s consolidated net earnings rose 42.2 percent for the quarter ended September 30, 2005, to a record $118.0 million, or $2.39 per diluted share, compared to $83.0 million, or $1.66 per diluted share, for the same period in 2004.

The homebuilding segment reported quarterly pretax earnings of $193.9 million during the third quarter of 2005, representing a 42.1 percent rise over the $136.5 million reported for the same period in 2004.  The increase over the prior year was primarily attributable to higher sales prices and closing volume.

Homebuilding revenues rose $219.9 million, or 21.7 percent, to $1.2 billion for the third quarter of 2005, compared to $1.0 billion for the same period in the prior year.  This was primarily due to an 11.7 percent increase in closings and an 8.2 percent increase in the average closing price of a home, which rose to $278,000 for the quarter ended September 30, 2005, from $257,000 for the quarter ended September 30, 2004.  Homebuilding revenues for the third quarter of 2005 included $25.9 million from land sales, compared to $13.8 million for the third quarter of 2004, which contributed net gains of $4.0 million and $3.4 million to pretax earnings in 2005 and 2004, respectively.

For the third quarter of 2005, new orders were 4,361, compared to 3,932 for the third quarter of 2004, representing an increase of 10.9 percent.  Backlog at the end of the third quarter of 2005 increased to 10,563 outstanding contracts from 9,057 outstanding contracts at September 30, 2004, a rise of 16.6 percent.  The dollar value of the Company’s backlog at September 30, 2005, was $3.2 billion, an increase of 29.5 percent over September 30, 2004.

Gross profit margins from home sales averaged 25.7 percent for the third quarter of 2005, compared to 23.1 percent for the same period in 2004.  Total gross profit margins, including land sales, increased to 25.5 percent in the third quarter of 2005 from 23.1 percent in the prior year.  Selling, general and administrative expenses, as a percentage of revenue, were 9.1 percent for the third quarter of 2005, versus 9.6 percent for the same period in 2004.  The decrease was primarily due to additional closings in growth markets without corresponding increases in overhead.  The homebuilding segment capitalized all interest incurred during the third quarter of 2005 due to increased development activity during the period.  The pretax homebuilding margin was 15.8 percent for the third quarter of 2005, compared to 13.5 percent for the third quarter of 2004.

Corporate expenses were $18.8 million for the third quarter of 2005, compared to $17.3 million for the same period in the prior year.  This increase was primarily attributable to a rise in incentive compensation, which was due to improvement in the Company’s financial results.

2

The Company’s financial services segment, which includes mortgage, title, escrow and insurance services, reported pretax earnings of $15.1 million for the third quarter of 2005, compared to $15.7 million for the same period in 2004.   This decrease was primarily due to a gain on the sale of a portion of the investment portfolio in the prior year and was partially offset by increased profitability from title and insurance operations.  The capture rate of mortgages originated for the Company’s homebuilding customers was 81.6 percent for the third quarter of 2005, compared to 85.1 percent for the third quarter of 2004.

NEW RECORDS ESTABLISHED FOR THE FIRST NINE MONTHS OF 2005

Consolidated net earnings for the nine months ended September 30, 2005, increased 34.5 percent to a record $285.1 million, or $5.74 per diluted share, from $211.9 million, or $4.20 per diluted share, for the nine months ended September 30, 2004.

The Company’s homebuilding segment reported pretax earnings of $473.1 million for the nine months ended September 30, 2005, compared to $349.6 million for the same period in the prior year, representing an increase of 35.3 percent.  Homebuilding revenues rose $576.7 million to $3.2 billion for the nine months ended September 30, 2005, compared to $2.6 billion for the same period in 2004.  Homebuilding revenues for the nine months ended September 30, 2005, included $72.5 million from land sales, compared to $36.3 million for the nine months ended September 30, 2004, which contributed net gains of $18.2 million and $8.9 million to pretax earnings in 2005 and 2004, respectively. The Company closed 11,508 homes during the nine months ended September 30, 2005, representing the highest number of nine-month closings in its history and an increase of 10.2 percent over the prior year.  New orders increased 5.8 percent to 14,451 for the nine months ended September 30, 2005, from 13,663 for the same period in 2004.

Housing gross profit margins were 24.6 percent for the nine months ended September 30, 2005, versus 23.4 percent for the same period in 2004.  Selling, general and administrative expenses, as a percentage of revenue, were 9.7 percent for the nine months ended September 30, 2005, compared to 10.2 percent in 2004.  Interest expense was $0.6 million in 2005, compared to $1.0 million in 2004.

The Company’s financial services segment reported pretax earnings of $39.8 million for the nine months ended September 30, 2005, compared to $39.0 million for the same period in the prior year.

DEBT RETIREMENT

On September 1, 2005, the Company redeemed $150.0 million of 9.8 percent senior notes, $3.0 million of which were owned by the Company.  Expenses related to the early retirement of debt for the third quarter ended September 30, 2005, were $8.3 million.

3

STOCK REPURCHASE PROGRAM

The Company repurchased approximately 665,000 shares of its common stock during the third quarter of 2005 and, at September 30, 2005, the Company had authorization from its Board of Directors to purchase approximately 1.0 million additional shares.  The Company will increase the targeted dollar value of stock repurchases in 2005 from $150.0 million to $175.0 million.

DIVIDENDS

The Company approved increasing its recommended quarterly common stock dividend by 100 percent from $0.06 to $0.12 per share effective with the dividend payable in the first quarter of 2006.

2005 AND 2006 EARNINGS GUIDANCE

The Company anticipates that diluted earnings per share will exceed $8.75 for the fiscal year ending December 31, 2005.  The Company is comfortable with the current street consensus of $10.02 diluted earnings per share for 2006.

4

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The Company currently operates in 27 markets across the country and has built more than 245,000 homes and financed more than 205,000 mortgages since its founding in 1967.  Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility in interest rates, inflation, changes in consumer confidence levels and the state of the market for homes in general;

•                  the availability and cost of land;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of houses;

•                  increased prices for labor, land and raw materials used in the production of houses;

•                  increased competition;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities; and

•                  other factors over which the Company has little or no control.

# # #

Five financial-statement pages follow.

5

CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)

The Ryland Group, Inc. and subsidiaries

(in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

REVENUES

Homebuilding	$1,231,112	$1,011,211	$3,225,233	$2,648,506
Financial services	23,201	23,111	62,766	58,936

TOTAL REVENUES	1,254,313	1,034,322	3,287,999	2,707,442

EXPENSES

Cost of sales	917,046	777,243	2,431,069	2,027,680
Selling, general and administrative	111,847	97,484	312,758	271,024
Financial services	7,869	7,147	22,362	19,114
Corporate	18,753	17,306	53,119	44,062
Interest	208	234	643	1,025
Expenses related to early retirement of debt	8,277	—	8,277	—

TOTAL EXPENSES	1,064,000	899,414	2,828,228	2,362,905

Earnings before taxes	190,313	134,908	459,771	344,537

Tax expense	72,319	51,939	174,711	132,647

NET EARNINGS	$117,994	$82,969	$285,060	$211,890

NET EARNINGS PER COMMON SHARE
Basic	$2.52	$1.75	$6.05	$4.44
Diluted	$2.39	$1.66	$5.74	$4.20

AVERAGE COMMON SHARES OUTSTANDING
Basic	46,778,570	47,368,042	47,108,412	47,744,642
Diluted	49,365,087	49,919,640	49,700,048	50,482,902

CONSOLIDATED BALANCE SHEETS

The Ryland Group, Inc. and subsidiaries

(in thousands, except share data)

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Cash and cash equivalents	$164,756	$88,388
Housing inventories
Homes under construction	1,441,428	1,002,214
Land under development and improved lots	978,644	877,801
Consolidated inventory not owned	304,942	144,118
Total inventories	2,725,014	2,024,133
Property, plant and equipment	63,675	50,258
Net deferred taxes	51,778	45,708
Purchase price in excess of net assets acquired	18,185	18,185
Other	224,751	198,298
TOTAL ASSETS	3,248,159	2,424,970

LIABILITIES
Accounts payable	291,041	200,611
Accrued and other liabilities	533,533	500,808
Debt	922,118	558,942
TOTAL LIABILITIES	1,746,692	1,260,361

MINORITY INTEREST	252,828	107,775

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value:
Authorized - 200,000,000 shares Issued - 46,659,446 shares at September 30, 2005 (47,348,070 shares at December 31, 2004)	46,659	47,348
Retained earnings	1,201,814	1,009,242
Accumulated other comprehensive income	166	244
TOTAL STOCKHOLDERS’ EQUITY	1,248,639	1,056,834
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,248,159	$2,424,970

SEGMENT INFORMATION (unaudited)

The Ryland Group, Inc. and subsidiaries

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Earnings before taxes
Homebuilding	$193,942	$136,484	$473,129	$349,592
Financial services	15,124	15,730	39,761	39,007
Corporate	(18,753)	(17,306)	(53,119)	(44,062)

Total	$190,313	$134,908	$459,771	$344,537

HOMEBUILDING OPERATIONAL DATA (unaudited)

The Ryland Group, Inc. and subsidiaries

	North	Texas	Southeast	West	Total

For the three months ended September 30,

New Orders (units)
2005	1,045	891	1,534	891	4,361
2004	975	655	1,098	1,204	3,932

Closings (units)
2005	1,194	868	1,207	1,063	4,332
2004	1,154	853	1,003	869	3,879

Average Closing Price (in thousands)
2005	$316	$176	$253	$348	$278
2004	$301	$165	$228	$323	$257

For the nine months ended September 30,

New Orders (units)
2005	3,579	2,911	4,589	3,372	14,451
2004	3,553	2,678	4,006	3,426	13,663

Closings (units)
2005	3,022	2,205	3,310	2,971	11,508
2004	3,236	1,997	2,957	2,257	10,447

Average Closing Price (in thousands)
2005	$303	$172	$248	$348	$274
2004	$284	$168	$226	$305	$250

Outstanding Contracts at September 30, Units
2005	2,365	1,698	4,137	2,363	10,563
2004	2,055	1,490	3,272	2,240	9,057

Dollars (in millions)
2005	$774	$324	$1,197	$898	$3,193
2004	$642	$250	$825	$748	$2,465

Average Price (in thousands)
2005	$327	$191	$289	$380	$302
2004	$313	$168	$252	$334	$272

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (unaudited)

The Ryland Group, Inc. and subsidiaries

($s in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
RESULTS OF OPERATIONS
Revenues
Net gains on sales of mortgages and mortgage servicing rights	$11,557	$11,734	$32,548	$32,319
Title/escrow/insurance	7,402	6,234	19,220	15,900
Net origination fees	3,773	3,123	9,292	6,779
Interest
Mortgage-backed securities and notes receivable	345	718	1,103	2,245
Other	122	219	588	610
Total interest	467	937	1,691	2,855
Gain on sale of investments	—	1,074	—	1,074
Other	2	9	15	9
Total revenues	23,201	23,111	62,766	58,936

Expenses
General and administrative	7,869	7,147	22,362	19,114
Interest	208	234	643	815
Total expenses	8,077	7,381	23,005	19,929

Pretax earnings	$15,124	$15,730	$39,761	$39,007

OPERATIONAL DATA

Retail operations:
Originations (units)	3,323	3,122	8,818	8,322
Ryland Homes closings as a percentage of total closings	99.4%	99.2%	99.4%	99.0%
Ryland Homes origination capture rate	81.6%	85.1%	81.7%	84.8%

Investment operations:
Mortgage-backed securities and notes receivable average balance	$8,235	$16,658	$9,030	$21,247